IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

RUILI GROUP RUIAN AUTO PARTS CO., LTD.

By:       /s/ Baojian Tao
Name:  Baojian Tao
Title:    General Manager

RUILI GROUP CO., LTD.

By:       /s/ Xiao Ping Zhang
Name:  Xiao Ping Zhang
Title:    Chairman

13

ASSET PURCHASE AGREEMENT

by and between

RUILI GROUP RUIAN AUTO PARTS CO., LTD.,
as buyer,

and

RUILI GROUP CO., LTD.,
as seller,

dated

AUGUST 31, 2010

2834730 v08

TABLE OF CONTENTS

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into on August 31, 2010, by and between Ruili Group Ruian Auto Parts Co., Ltd., a company organized under the laws of China (the "Buyer"), and Ruili Group Co., Ltd., a company organized under the laws of China (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

WHEREAS, the Buyer and the Seller are in the business of manufacturing and selling automotive parts and, in connection therewith, have utilized certain assets; and

WHEREAS, the Buyer desires to acquire from the Seller, and the Seller desires to sell to the Buyer, such assets on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1. Definitions.

"Acquired Assets" has the meaning set forth in Section 2(a).

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

"Assumed Liabilities" has the meaning set forth in Section 2(b).

"Buyer" has the meaning set forth in the preface above.

"Closing" has the meaning set forth in Section 2(d) below.

"Closing Date" has the meaning set forth in Section 2(d) below.

"Confidential Information" means any information concerning the businesses and affairs of the Seller that is not already generally available to the public.

"Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and

techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

"Knowledge of the Seller" means actual knowledge of Xiao Ping Zhang after reasonable investigation.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in Section 2(c) below.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, *other than* (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Seller" has the meaning set forth in the preface above.

"Tax" means any state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

2. Basic Transaction.

(a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing and for the consideration specified below in this Section 2, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Seller's right, title, and interest in and to all of the assets of the Seller set forth on Schedule 2(a) hereto (the "Acquired Assets"). For the avoidance of doubt, the Acquired Assets do not include any of the assets of the Seller not specifically set forth on Schedule 2(a).

(b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for, at the Closing, all of the liabilities of the Seller set forth on Schedule 2(b) hereto (the "Assumed Liabilities"). The Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of the Seller not specifically set forth on Schedule 2(b).

(c) Purchase Price. The Buyer agrees to pay to the Seller cash in the amount of RMB 170,000,000 Yuan (the "Purchase Price") by wire transfer or delivery of other immediately available funds.

One-half of such amount shall be paid at Closing and the remaining one half shall be paid within 30 days after Closing.

(d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place remotely via the electronic exchange of signature pages on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

(e) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) an assignment and assumption in the form attached hereto as Exhibit A and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assignment and assumption in the form attached hereto as Exhibit A and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to the Seller the Purchase Price.

3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

(a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the Company Law of the People's Republic of China.

(b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Seller's stockholders, if required by Chinese law, have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignment and assumption referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Seller needs not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignment and assumption referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any

authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

(e) Title to Assets. The Seller has good and marketable title to the Acquired Assets, free and clear of all Security Interests or restriction on transfer.

(f) Legal Compliance. The Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the ability of the Seller to consummate the transactions contemplated in this Agreement.

(g) Intellectual Property.

(i) The Seller has not received any charge, complaint, claim, demand, or notice alleging any interference, infringement, misappropriation, or violation of the Intellectual Property of a third party with respect to any of the Acquired Assets. To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Seller in any way that could have a material adverse effect on any of the Assumed Assets.

(ii) Schedule 2(a) identifies each of the following that is to be included in the Acquired Assets: each patent or registration issued to the Seller with respect to any of its Intellectual Property, each pending patent application or application for registration, and each material license, agreement, or other permission granted to any third party with respect to any of the Seller's Intellectual Property (together with any exceptions). Exhibit B sets forth the form of Patent Assignment Agreement to be filed in the Chinese Patent Office to complete the transfer of the listed patents. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property that is a part of the Acquired Assets:

(A) the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

(B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(D) the Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(iii) With respect to any item of Intellectual Property included as part of the Acquired Assets that any third party owns and that the Seller uses pursuant to license, sublicense,

agreement, or permission, the Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of used Intellectual Property:

(A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

(B) no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

(C) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; and

(D) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

(E) no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Seller, including without limitation, a failure by the Seller to pay any required maintenance fees).

(h) Tangible Assets. The machinery, equipment, and other tangible assets included in the Acquired Assets are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

(i) Inventory. The inventory included in the Acquired Assets consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective.

(j) Contracts. The Seller has delivered to the Buyer a correct and complete copy of each written agreement included in the Acquired Assets. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has repudiated any material provision of the agreement.

(k) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

(a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures.

(b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignment and assumption referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignment and assumption referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

(b) Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its commercially reasonable efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

(c) Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business if so doing could have a material adverse effect on the Acquired Assets.

(d) Full Access. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to the Acquired Assets or the Assumed Liabilities. The Buyer will treat and hold as such any Confidential Information it receives from the Seller in the course of the reviews contemplated by this Section 5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

(e) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(e), however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(f) Exclusivity. The Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

6. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) the Seller shall have procured all of the third party consents specified in Section 5(b) above;

(iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets;

(v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iv) is satisfied in all respects; and

(vi) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects; and

(v) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7. Termination.

(a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; and

(iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach.

(b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); *provided, however*, that the confidentiality provisions contained in Section 5(d) above shall survive termination.

8. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in Sections 3 and 4 Agreement shall survive the Closing hereunder and continue in full force and effect for a period of one year thereafter.

(b) Indemnification Provisions for Buyer's Benefit. In the event the Seller breaches any of its representations, warranties, and covenants contained herein, and provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 9(h) below within the survival period then the Seller shall be obligated to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

(c) Indemnification Provisions for Seller's Benefit. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein and provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 9(h) below within the survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences suffered (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

(d) Matters Involving Third Parties.

(i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; *provided, however*, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; *provided, however*, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and *provided further* that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

(iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other

equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

(iv) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

(e) Determination of Adverse Consequences. Indemnification payments under this Section 8 shall be paid by the Indemnifying Party without reduction for any Tax Benefits (as defined below) available to the Indemnified Party. However, to the extent that the Indemnified Party recognizes Tax Benefits as a result of any Adverse Consequences, the Indemnified Party shall pay the amount of such Tax Benefits (but not in excess of the indemnification payment or payments actually received from the Indemnifying Party with respect to such Adverse Consequences) to the Indemnifying Party as such Tax Benefits are actually recognized by the Indemnified Party. For this purpose, the Indemnified Party shall be deemed to recognize a tax benefit ("Tax Benefit") with respect to a taxable year if, and to the extent that, the Indemnified Party's cumulative liability for Taxes through the end of such taxable year, calculated by excluding any Tax items attributable to the Adverse Consequences from all taxable years, *exceeds* the Indemnified Party's actual cumulative liability for Taxes through the end of such taxable year, calculated by taking into account any Tax items attributable to the Adverse Consequences for all taxable years (to the extent permitted by relevant Tax law and treating such Tax items as the last items claimed for any taxable year). The Parties shall make appropriate adjustments for insurance coverage and take into account the time cost of money in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

9. Miscellaneous.

(a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; *provided, however*, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Party prior to making the disclosure).

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may

assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; *provided, however*, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(e) Submission to Jurisdiction. Each of the Parties submits to the non-exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:

Ruili Group Ruian Auto Parts Co., Ltd.
No. 1169 Yumeng Road
Ruian Economic Development Zone
Ruian City, Zhejiang 325200
P.R.China
Fax: 86-577-65817733

If to the Seller:

Ruili Group Co., Ltd.
Ruili Export Base
Expanding Area of Ruian Economic Development Zone
Zhejiang 325200
P.R.China
Fax: 86-577-65609000

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands,

claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China without giving effect to any choice or conflict of law provision or rule (whether of the People's Republic of China or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the People's Republic of China.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Each of the Buyer and the Seller will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

(n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) English Language Version Controls. The Parties agree that this Agreement may be translated from English to Chinese. In the event of any contradiction, difference or discrepancy between the English language version and the Chinese version, the English language version of this Agreement will control over all other translations.

[This Space Intentionally Left Blank]

Exhibit A

Form of
Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment and Assumption Agreement") is made and entered into as of August 31, 2010, by and among Ruili Group Co., Ltd. ("Assignor"), and Ruili Group Ruian Auto Parts Co., Ltd. ("Assignee").

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of August 31, 2010 (the "Purchase Agreement"), pursuant to which Assignee has purchased certain of the assets of Assignor; and

WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign certain rights and agreements to Assignee, and Assignee has agreed to assume certain obligations of Assignor, as set forth herein, and this Assignment and Assumption Agreement is contemplated by Section 2 of the Purchase Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2. Assignment and Assumption. Effective as of 15 : 30 30 .m. (China time) on August 31, 2010 (the "Effective Time"), Assignor hereby assigns, sells, transfers and sets over (collectively, the "Assignment") to Assignee all of Assignor's right, title, benefit, privileges and interest in and to each of the Acquired Assets, and all of Assignor's burdens, obligations and liabilities in connection with each of the Assumed Liabilities. Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Assignor to be observed, performed, paid or discharged from and after the Closing, in connection with the Assumed Liabilities. Assignee assumes no liabilities other than the Assumed Liabilities, and the parties hereto agree that all other such liabilities shall remain the sole responsibility of Assignor.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Assignor's representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

5. Submission to Jurisdiction. Each of the Parties submits to the non-exclusive jurisdiction of

any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Assignment and Assumption Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

6. Counterparts. This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7. Headings. The section headings contained in this Assignment and Assumption Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Assignment and Assumption Agreement.

8. Governing Law. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China without giving effect to any choice or conflict of law provision or rule (whether of the People's Republic of China or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the People's Republic of China.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

RUILI GROUP RUIAN AUTO PARTS CO., LTD.

By: ______________________
Name: Baojian Tao
Title: General Manager

RUILI GROUP CO., LTD.

By: ______________________
Name: Xiao Ping Zhang
Title: Chairman

Exhibit B

Form of Patent Assignment Agreement

专 利 权 转 让 合 同

Patent Assignment Agreement

发明名称：______________________

Title:

专利权人：______瑞立集团有限公司______

Owner: Ruili Group Co., Ltd.

专利号：______________________

Patent No.:

申请日：______________________

Application Filed On:

授权公告日：______________________

Publication Date:

转让方名称：______瑞立集团有限公司______

Assignor: Ruili Group Co., Ltd.

受让方名称：瑞立集团瑞安汽车零部件有限公司

Assignee: Ruili Group Ruian Auto Parts Co., Ltd.

签订地点：______________________

Venue of Entering this Agreement:

经双方协商，专利权人 瑞立集团有限公司 将本发明专利的专利权全部转让予受让人 瑞立集团瑞安汽车零部件有限公司 ，转让金额为__________万元。特拟此协议，以作相应证明，并作为相应法律程序的依据。

The Assignor (as identified hereby) hereby agrees to sell, assign, transfer,

convey, and deliver to the Assignee, all of the Assignor's right, title, and interest in and to the Patent of the Assignor set forth hereby. The Assignee agrees to pay to the Assignor cash in the amount of RMB________Yuan by wire transfer or delivery of other immediately available funds.

The Parties agree that this Patent Assignment Agreement may be translated from Chinese to English. In the event of any contradiction, difference or discrepancy between the Chinese language version and the English language version, the Chinese language version will control over the English translation.

Signatures:

转让方 Assignor:	受让方 Assignee:
年 月 日	年 月 日
Date:	Date:

Schedule 2(a)

Acquired Assets

拟购资产明细

A. All of the Seller's assets in the categories below used in the Seller's hydraulic brake, power steering and automotive electrical businesses:

- Plant and machinery
- Inventory
- Accounts receivable

B. Each of the following patents:

	Patent Ref. Number	Type of Patent
1	200510023546.X	Invention
2	200630000175.9	Design
3	200620101855.4	Function/Utility
4	200620101858.8	Function/Utility
5	200620101860.5	Function/Utility
6	200630000174.4	Design
7	200520112950.X	Function/Utility
8	200620101857.3	Function/Utility
9	200820083054.9	Function/Utility
10	200720133542.1	Function/Utility
11.	200820082271.6	Function/Utility
12	200820082519.9	Function/Utility
13	200730358820.9	Design
14	200720305296.8	Invention
15	200810059367.5	Invention

Schedule 2(b)

Assumed Liabilities

None.